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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-58463 and 333-90977) of ChevronTexaco Corporation, and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-72672, 333-02011, 333-21805, 333-21807,
333-21809, 333-26731, 333-46261, 33-3899, 33-34039 and 33-35283) of
ChevronTexaco Corporation, and to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-90977-01) of Chevron Capital Corporation and ChevronTexaco Corporation, and to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-90977-02) of Chevron Canada Capital Company and ChevronTexaco Corporation, and to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-14307) of Chevron Capital U.S.A. Inc. and ChevronTexaco Corporation, and to the incorporation by reference in the Registration Statement on Form S-8 (No. 2-90907) of ChevronTexaco Global Energy Inc. of our report dated November 19, 2001, relating to the supplemental combined financial statements and financial statement schedule, which appears in this Form 8-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
November 19, 2001